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                                                                   Exhibit 10.03

                           FIRST AMENDMENT AGREEMENT

     THIS FIRST AMENDMENT AGREEMENT (this "Amendment"), dated as of August 6, 1996, is among FIRST DT HOLDINGS LIMITED (the "Company"), the Lenders listed on the signature pages hereto, and THE TORONTO-DOMINION BANK ("Toronto-Dominion"), as Issuing Bank and Administrative Agent;


                               W I T N E S E T H:

     WHEREAS, the Company and the Administrative Agent are parties to that certain Credit Agreement dated as of May 30, 1996 (the "Credit Agreement");

     WHEREAS, Toronto-Dominion wishes to assign certain portions of its Commitment under the Credit Agreement to certain Lenders and the parties desire to appoint Toronto Dominion Securities (USA), Inc., as Arranger, First Chicago as Managing Agent and Documentation Agent, Bank of America National Trust and Savings Association as Managing Agent and Syndication Agent, and Barclays Bank PLC as Managing Agent under the Credit Agreement; and

     WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

     SECTION 1 CREDIT AGREEMENT DEFINITIONS. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

     SECTION 2 AMENDMENTS TO CREDIT AGREEMENT. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     2.1 Amendments to Section 1. Section 1 of the Credit Agreement is amended as follows:

     (a) The definition of "Acceleration Right" is amended by inserting the following at the end thereof:

"; provided, however, that no Acceleration Right shall be deemed to have occurred with respect to the Series A FDTH Preference Shares or the Series B FDTH Preference Shares unless and until a "Retraction Event" (as such term is defined in the Share Designation for such Preference Shares) has occurred and a holder of such


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Preference Shares shall have exercised its right to require any of such
Preference Shares to be redeemed."

     (b) The definition of "Asset Coverage Ratio" is amended in its entirety to read as follows:

     Asset Coverage Ratio means, as of any date, the ratio of (a) the sum of (i)
5.5 multiplied by the Operating Cash Flow for the immediately preceding four Fiscal Quarters excluding any dividends received from Fairfax or Southam plus
(ii) 88% of the Sterling Equivalent of the Closing Price of the Fairfax Shares as of the most recent trading date on the Australian Stock Exchange to (b) Funded Debt. In the event that the Telegraph Ordinary Shares pledged by the Company and TelHoldco pursuant to the Company Pledge Agreement (the "Pledged Telegraph Shares") constitute more than 88% of all issued and outstanding Voting Stock of Telegraph, the percentage in clause (a)(ii) above shall be increased to the percentage which the Pledged Telegraph Shares represent of the issued and outstanding Voting Stock of Telegraph (rounded to the second decimal place).

     (c) The definition of "Dutch Pledge Agreement" is amended in its entirety to read as follows:

     Dutch Pledge Agreement means each of (a) a Pledge Agreement dated the Closing Date executed by Telegraph Australian Holdings Limited, (b) a Pledge Agreement dated the Closing Date executed by Deedtask Holding B.V., and (c) a Pledge Agreement dated the Closing Date executed by Telegraph, each substantially in the form attached hereto as Exhibit E-5, as amended, supplemented or otherwise modified from time to time.

     (d)   The definition of "Dollar Equivalent" is deleted in its entirety.

     (e) The definition of "Excess Cash Flow" is amended by deleting the words "minus (vii) scheduled principal payments on Funded Debt other than the Loans during such Fiscal Quarter".

     (f) The definition of "FDTH Holdco Subordinated Note" is amended in its entirety to read as follows:

     FDTH/Holdco Subordinated Note means the U.S.[$__________] unsecured promissory note dated as of the Closing Date issued by the Company in favor of Hollinger International and subordinated to the


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obligations of the Company pursuant to this Amendment and the Loan Documents substantially in the form of Exhibit H, as amended, supplemented, or otherwise modified from time to time.

     (g) The definition of "FDTH/Holdco Subordination Agreement" is amended in its entirety to read as follows:

     FDTH/Holdco Subordination Agreement means the subordination agreement dated as of the Closing Date among Hollinger International, FDTH and the Administrative Agent relating to the FDTH/Holdco Subordinated Note substantially in the form of Exhibit I, as amended, supplemented or otherwise modified from time to time.

     (h) The definition of "Funded Debt" is amended in its entirety to read as follows:

     Funded Debt means the sum of (a) all Debt of the Company and its Subsidiaries pursuant to clauses (a), (b), (d), and (h) of the definition of Debt plus the Stated Amount of all Letters of Credit, minus (b) Debt of the Company to its Subsidiaries and Debt of its Subsidiaries to the Company or to other Subsidiaries and Debt under the FDTH/Holdco Subordinated Note.

     (i) The definition of "Guaranties" is amended in its entirety to read as follows:

     Guaranties means the Hollinger International Guaranty, the Subsidiary Guaranty, the Dutch Subsidiary Guaranties and any guaranty executed by the Company in connection with the Telegraph Assumption.

     (j) The definition of "Publishing Pledge Agreement" is deleted in its entirety.

     (k) The definition of "Telegraph" is amended in its entirety to read as follows:

     Telegraph means, (a) prior to its registration as a private limited company The Telegraph plc, a public limited liability company incorporated under the laws of England and Wales and (b) thereafter, Telegraph Group Limited, a limited liability company incorporated under the laws of England and Wales.

     (l) The definition of "Total Interest Expense" is amended by inserting the following at the end thereof:


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Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow for periods ending prior to the Closing Date, Total Interest Expense shall be calculated based on the actual Funded Debt outstanding and the interest accrued thereon during the relevant period.


     (m) Section 1 of the Credit Agreement is further amended by adding the following definitions in the proper alphabetical order:

          (i) Consent of Obligors has the meaning set forth in Section 5(b) of the First Amendment Agreement.

          (ii) Dormant Subsidiaries means The Spectator (1828) Limited, The Daily Telegraph Business Network Limited, Telegraph Publishing Limited, Business News Deliveries Limited, Slobodon Limited, The Evening Post Limited, Yellov Limited, The Sunday Telegraph Limited, DT Developments Limited, The Morning Post Limited, Telegraph Trustees Limited, Young Telegraph Limited, Telegraph Books Limited, and Equalmission Limited.

          (iii) Dutch Subsidiary Guaranties means each of the Guaranties dated the Closing Date executed by Deedtask Holdings B.V. and Daily Telegraph Holdings BV.

          (iv) First Amendment Agreement means the First Amendment Agreement dated as of August 6, 1996, among the Company, the Lenders, and Toronto-Dominion.

          (v)  Purchase Option has the meaning set out in the Scheme Circular.

          (vi) Sterling Equivalent means, with respect to Australian Dollars, Canadian Dollars or U.S. Dollars at any time for the determination thereof, the equivalent amount of Sterling obtained by converting Australian Dollars, Canadian Dollars or U.S. Dollars as the case may be, involved in such computation into Sterling at the spot rate quoted by the Administrative Agent for the purchase of Sterling with Australian Dollars, Canadian Dollars or U.S. Dollars, as the case may be, at its foreign exchange trading center located in London England, or such other location as the Administrative Agent may designate from time to time.

          (vi) Publishing Non-Redemption Agreement means the Non-Redemption Agreement dated the Closing Date among Publishing, Telegraph, and Toronto-Dominion.


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     2.2  Section 2.1(b).  Section 2.1(b) is amended in its entirety to read as follows:

     "(b) the Issuing Bank agrees to issue Letters of Credit at the request of and for the account of the Company from time to time before the Commitment Termination Date and, as more fully set forth in Section 2.5, each Lender agrees to purchase a participation in each such Letter of Credit, provided that the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the lesser of (i) L5,100,000 or (ii) an amount equal to (A) the aggregate amount of the Commitments minus (B) the aggregate principal amount of all outstanding Loans."

     2.3 Section 2.3. The first sentence of Section 2.3 of the Credit Agreement is amended by inserting the following at the end thereof:

", such notice shall include a calculation of the Asset Coverage Ratio after giving effect to the requested borrowing and any borrowings and Letters of Credit which have been requested but not yet funded or issued, as the case may be."

     2.4 Section 2.4. Section 2.4 of the Credit Agreement is amended in its entirety to read as follows:

     Letter of Credit Procedures. The Company shall give notice to the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser period as to which the Issuing Bank may agree) prior to the proposed date of issuance of such Letter of Credit which notice shall include a calculation of the Asset Coverage Ratio after giving effect to the requested Letter of Credit and any Letters of Credit or borrowings which have been requested but not yet issued or funded, as the case may be. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects satisfactory to the Issuing Bank, together with such other documentation as the Issuing Bank may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the amount of the Letter of Credit, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit which shall not be later than (x) February 1, 2002 in the case of the Letter of Credit issued in respect of the FDTH Loan Notes and (y) five Business Days prior to the Commitment Termination Date in the case of all other Letters of Credit and whether such Letter of Credit is to be


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transferable in whole or in part.  Subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit, the Issuing Bank shall issue such Letter of Credit on the requested issuance date.

     2.5 Section 6.1.2(b). Section 6.1.2(b) of the Credit Agreement is amended by deleting the words "three consecutive Business Days" and inserting therefor the words "five consecutive Business Days".

     2.6 Section 6.1.2. Section 6.1.2 of the Credit Agreement is amended by adding the following new subsection (f) thereto:

     (f) On the date that the Company receives any special dividend on its Telegraph shares paid pursuant to the Scheme, the Commitment shall, without further action, automatically and permanently be reduced by an amount equal to such dividend.

     2.7 Section 6.2.3. Section 6.2.3 of the Credit Agreement is amended by inserting the following at the end thereof:

     "All prepayments of Loans (whether voluntary or mandatory) shall first be applied to repayment of Loans the proceeds of which were used for the purposes set forth in Sections 10.12(b), (c) and (d)."

     2.8 Section 10.1.3. Section 10.1.3 of the Credit Agreement is amended by inserting, following the words "chief operating officer", the words ", the Vice President of Finance".

     2.9 Section 10.7(c). Section 10.7(c) of the Credit Agreement is amended by deleting the figure "U.S. $100,000,000" and inserting ["U.S. $__________"] therefor.

     2.10 Section 10.7(d). Section 10.7(d) of the Credit Agreement is amended in its entirety to read as follows:

     "(d) unsecured Debt of the Company to its Wholly-Owned Subsidiaries provided such debt if incurred after the Effective Date is subordinated to the Loans on terms and conditions satisfactory to the Required Lenders;"

     2.11 Section 10.7(h). Section 10.7(h) of the Credit Agreement is amended in its entirety to read as follows:

     "(h) Debt of Telegraph outstanding on the Effective Date not exceeding L45,000,000 and listed on Schedule 10.7 under the heading "Continuing Debt" (for purposes of calculating the amount of Continuing Debt, the amount of


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Telegraph's net obligations, if any, under each Hedging Agreement (determined on the mark-to-market value for such Hedging Agreement based upon a readily available quotation provided by a recognized dealer in such Hedging Agreements) shall be included) and other Debt hereafter incurred by Subsidiaries in connection with Liens permitted by Section 10.8, and extensions, renewals and refinancings of any Debt (other than Hedging Agreements) described in this clause (h) so long as the permitted or available principal amount thereof is not increased;"

     2.12 Section 10.7(m). Section 10.7(m) of the Credit Agreement is amended in its entirety to read as follows:

     "(m) Redeemable Capital Stock of the Company, Telegraph and Daily Telegraph Holdings BV outstanding on the Effective Date; and"

     2.13 Section 10.7. Section 10.7 of the Credit Agreement is further amended by inserting the following new subsection (n) at the end thereof:

     "(n) the "C" Ordinary Shares of Telegraph issued to Publishing pursuant to the Publishing/Telegraph Subscription Agreement."

     2.14 Section 10.8(j). Section 10.8(j) of the Credit Agreement is amended in its entirety to read as follows:

     (j)   Liens securing Subsidiary Notes; and

     2.15 Section 10.9(a)(iv). Section 10.9(a)(iv) of the Credit Agreement is amended in its entirety to read as follows:

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than (x) with respect to any Capital Stock held by the Company or any of its Wholly-Owned Subsidiaries or (y) with respect to Capital Stock held by Publishing or TelHoldco or by any other Person (other than another Affiliate of the Company or an Affiliate of such Affiliate) made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, except that, in the case of the Capital Stock of a Subsidiary that is a Guarantor,
     (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) no holders of any other Debt of the Company or any Subsidiary shall have an Acceleration Right);


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     2.16 Sections 10.9(a)(1) and (2).  Sections 10.9(a)(1) and (2) of the
Credit Agreement are amended in their entirety to read as follows:

     (1) the Company may make Restricted Payments pursuant to paragraphs (i) and
(iii) above in an amount equal to the sum of regular quarterly dividends payable on the DTH Preference Shares and the Series A and Series B FDTH Preference Shares (including dividends attributable to the U.K. Advance Corporation Tax refund and other tax indemnifications) provided (A) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or shall result from the payment of such Restricted Payment; (B) no holders of any other Debt of the Company or any Subsidiary shall have an Acceleration Right; and (C) after giving effect to such payment, the Interest/Restricted Payment Coverage Ratio is 1.0:1.0 or greater and (2) each Fiscal Quarter the Company may make Restricted Payments pursuant to paragraph (vii) above, and Restricted Payments pursuant to paragraph (i) above in excess of the Restricted Payments permitted pursuant to clause (1) above and/or pay interest on the FDTH/Holdco Subordinated Note, in an amount equal to the lesser of (x) Excess Cash Flow and (y) US $3,750,000 provided (A) no Unmatured Event of Default or Event of Default shall have occurred and be continuing or shall result from the payment of such Restricted Payment or interest and (B) no holders of any other Debt of the Company or any Subsidiary shall have an Acceleration Right.

     2.17 Section 10.10(a). Section 10.10(a) of the Credit Agreement is amended in its entirety to read as follows:

     (a)   Investments existing on the Effective Date identified in Schedule
10.10 and loans or advances to DTH existing on the Closing Date in an amount not to exceed L20,100,000;

     2.18 Section 10.10(c). Section 10.10(c) of the Credit Agreement is amended in its entirety to read as follows:

     (c) Investments by the Company in its Subsidiaries or by any Subsidiary in its Wholly-Owned Subsidiary, in the form of contributions to capital or loans or advances; provided that, (i) any loans made after the Effective Date are evidenced by Subsidiary Notes which have been pledged pursuant to a Pledge Agreement, (ii) the aggregate amount of Investments in Dormant Subsidiaries after the Effective Date shall not exceed L5,000 and (iii) immediately before and after giving effect to such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing; provided, further, that no Investments shall be made in HTH;


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     2.19 Section 10.19(g).  Section 10.19(g) is amended in its entirety to read as follows:

     "(g) the Joint Venture Agreement dated April 13, 1993 among Hollinger Inc., Telegraph, HTH and Deedtask Limited and assumed by FDTH (other than as provided in the Hollinger Inc. Subordination Agreement)"

     2.20 Section 10.26. Section 10.26 of the Credit Agreement is amended by deleting the words "and Subsidiary Security Agreement" each time they appear in the Section.

     2.21 Sections 10.18, 10.30 and 11.2.12. Notwithstanding the provisions of Sections 10.18(b), 10.30(a) and 11.2.12 of the Credit Agreement, the Dormant Subsidiaries shall not be required to execute the Subsidiary Guaranty or provide the certificates referred to in Section 11.2.12 of the Credit Agreement; provided, however, Telegraph shall pledge the stock of the Dormant Subsidiaries as required under Section 10.30 of the Credit Agreement.

     2.22 Section 11.1.4. Section 11.1.4 of the Credit Agreement is amended by deleting the reference to "Exhibit C-1" and inserting "Exhibit C- 2" therefor.

     2.23 Section 11.1.7. Section 11.1.7 of the Credit Agreement is amended by deleting the reference to "Exhibit L" and inserting "Exhibit D" therefor.

     2.24 Section 11.2.2. Section 11.2.2 of the Credit Agreement is amended in its entirety to read as follows:

     11.2.2 Holdco Facility and Publishing Credit Agreement. The Administrative Agent shall have received evidence, reasonably satisfactory to the Administrative Agent, that each of the Holdco Facility and the Publishing Credit Agreement has closed on terms and conditions reasonably satisfactory to the Administrative Agent (or equity and/or debt proceeds are available in lieu of the Holdco Facility and/or a portion of the Commitments) and that sufficient cash will be available to the Company to consummate the Scheme and to repay the Existing Debt Facilities, taking into account the Loans hereunder and the loans under the Holdco Facility and the Publishing Credit Agreement (or equity and/or debt proceeds in lieu thereof).


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     2.25 Section 11.2.17.  Section 11.2.17 of the Credit Agreement is amended by deleting "CT Corporation Systems" and inserting "Prentice Hall" therefor.

     2.26 Section 11.2. Section 11.2 of the Credit Agreement is amended by adding the following new subsection 11.2.20 at the end thereof:

     11.2.20 DTH/FDTH Preference Share Agreement. Hollinger shall have entered into an agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent whereby Hollinger Inc. agrees not to exercise its rights under the DTH/FDTH Preference Share Agreement dated October 13, 1995 between Hollinger Inc. and Hollinger International.

     2.27 Section 12.1.2. Section 12.1.2 of the Credit Agreement is amended in its entirety to read as follows:

     12.1.2 Default under Other Debt. (a) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt of Hollinger International, Publishing, the Company, Telegraph or any other Subsidiary or (b) default in the performance or observance of any obligation or condition (subject to any applicable grace period) with respect to any such other Debt of Hollinger International, Publishing, the Company, Telegraph or any other Subsidiary, if, in the case of either clause (a) or (b) above, the effect of such default is to permit the holder of such Debt to accelerate the maturity of (or there is matured and unpaid) such other Debt aggregating L2,000,000, in the case of Hollinger International, Publishing, the Company and Telegraph (L500,000 with respect to any other Subsidiary) or more; provided, however, that no Default or Event of Default shall be deemed to have occurred with respect to the Series A FDTH Preference Shares or the Series B FDTH Preference Shares unless and until a "Retraction Event" (as such term is defined in the Share Designation for such Preference Shares) has occurred and a holder of such Preference Shares shall have exercised its right to require any of such Preference Shares to be redeemed.

     2.28 Section 14.15. Section 14.15 of the Credit Agreement is amended by inserting the following between the third and fourth sentences thereof:

     AS AN ALTERNATIVE METHOD OF SERVICE, THE COMPANY FURTHER IRREVOCABLY APPOINTS PRENTICE HALL AS ITS PROCESS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND


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ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  SUCH
SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT.

     2.29 Section 14.18. Section 14.18 of the Credit Agreement is amended by adding the following at the end thereof:

     In connection with the Telegraph Assumption, the Company shall provide a calculation of the Asset Coverage Ratio after giving effect to such Assumption and the redemption of Telegraph Ordinary Shares from FDTH in connection with the Telegraph Assumption.

     2.30 Schedule 9.8. Schedule 9.8 of the Credit Agreement is deleted in its entirety and Schedule 9.8 to this Amendment is substituted therefor. The Lenders and the Administrative Agent acknowledge (i) after the Effective Date Telegraph formed a new Subsidiary, Strawberry Hill Executives Limited, and (ii) each of Strawberry Hill Executives Limited and that Cloverhawk Limited will be sold for a minimal sum on or shortly after the Closing Date and shall not be considered a Subsidiary under the Credit Agreement.

     2.31 Schedule 10.7. Schedule 10.7 of the Credit Agreement is deleted in its entirety and Schedule 10.7 to this Amendment is substituted therefor. The Company represents that all Debt of Telegraph and its Subsidiaries is either intercompany Debt, Debt listed on Schedule 10.7 or included in the definition of Existing Debt Facilities.

     2.32 Schedule 10.10. The Lenders and the Administrative Agent acknowledge that Telegraph Connections Limited (a/k/a Lamponions Limited) listed on Schedule
10.10 to the Credit Agreement has been dissolved.

     2.33 Schedule 14.3. Schedule 14.3 of the Credit Agreement is deleted in its entirety and Schedule 14.3 attached hereto is substituted therefor.

     2.34 Exhibit B. Exhibit B to the Credit Agreement is deleted in its entirety and Exhibit A to this Amendment is substituted therefor.

     2.35 Exhibit H. Exhibit H to the Credit Agreement is deleted in its entirety and Exhibit B to this Amendment is substituted therefor.

     2.36 Exhibit I. Exhibit I to the Credit Agreement is deleted in its entirety and Exhibit C to this Amendment is substituted therefor.


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     SECTION 3 PUBLISHING PLEDGE AGREEMENT.  The Publishing Pledge Agreement
shall be automatically terminated and the collateral pledged thereunder released effective on the First Amendment Effective Date without further action and each of the Credit Agreement and each other Loan Document is amended to delete any and all references to the Publishing Pledge Agreement.

     SECTION 4 REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Administrative Agent to execute and deliver this Amendment, the Company hereby represents and warrants to each Lender and to the Administrative Agent that:

     (a) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

     (b) the warranties of the Company contained in Section 9 of the Credit Agreement are true and correct as of the date hereof, with the same effect as though made on such date.

     SECTION 5 CONDITIONS TO EFFECTIVENESS. The amendments set forth in Section 2 hereof shall become effective on the date (the "First Amendment Effective Date") when the Administrative Agent shall have received all of the following, each in form and substance satisfactory to the Administrative Agent:

     (a) six counterparts of this Amendment executed by all of the parties hereto;

     (b) six letters executed by each Effective Date Obligor and substantially in the form of Exhibit D hereto (the "Consent of Obligors");

     (c) six certificates of an authorized officer of the Company as to the items set forth in Section 4 of this Amendment; and

     (d) such other documents as the Administrative Agent or any Lender may reasonably request;

provided, however, that the amendment provided for in Section 2.1(a) of this Amendment restating the Asset Coverage Ratio definition shall only be effective upon (i) satisfaction of the conditions set forth in Sections 5(a) through 5(d) above, (ii) termination of the Holdco Facility and (iii) reduction of the Commitment under the Credit Agreement by $75,000,000.

     SECTION 6 APPLICATION OF DEBT/EQUITY PROCEEDS. Hollinger International entered into underwriting agreements on August 1,


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1996 to issue (a) 10,000,000 shares of its Class A Common Stock (the "Equity
Offering"), plus an additional 1,500,000 shares subject to over- allotment options (the "Equity Greenshoe") and (b) 18,000,000 9.75% Preferred Redeemable Increased Dividend Equity Securities (the "PRIDES Offering") depositary shares representing one half share of Series B Convertible Preferred Stock, plus an additional 2,700,000 PRIDES subject to over-allotment options (the "PRIDES Greenshoe"). The Lenders agree that notwithstanding the provisions of Section 6 of the Credit Agreement, the Debt/Equity Proceeds from the Equity Offering, the PRIDES Offering, the Equity Greenshoe, if any, and the PRIDES Greenshoe, if any (collectively the "Equity/PRIDE Proceeds") shall be applied as follows:

     (a) the first $100,000,000 of Equity/PRIDE Proceeds shall be used to replace the funds which would have been provided by the Holdco Facility,

     (b) the next $75,000,00 of Equity/PRIDE Proceeds shall be used to replace the funds which would have been available absent the $75,000,000 mandatory commitment reduction under the Credit Agreement, and

     (c) thereafter, 50% of the Equity/PRIDE Proceeds remaining after application as required by subsections (a) and (b) above, shall be applied as a permanent repayment of the CIBC Credit Facility such repayment to be made within ten Business Days of receipt of such Equity/PRIDE Proceeds and 50% may be retained by Hollinger International.

     SECTION 7 FIRST AMENDMENT EFFECTIVE DATE ASSIGNMENTS. By its execution of this Amendment Toronto-Dominion agrees, and by its execution of this Amendment each of the Lenders set forth on Schedule 1.1 attached hereto other than Toronto-Dominion (each an "Assignee Lender" and collectively the "Assignee Lenders") agrees, that:

     (a) effective as of the First Amendment Effective Date, (i) Toronto-Dominion (the "Assignor Lender") will sell and assign an interest in and to 20% of the Assignor Lender's respective rights and obligations under the Commitment and its participation in Letters of Credit existing as of the First Amendment Effective Date (such Commitment and participation in Letters of Credit of the Assignor Lender being the "Assigned Interests") to each Assignee Lender, and (ii) after giving effect to and on the First Amendment Effective Date, each Assignee Lender will purchase and assume the Assigned Interests;

     (b) as of the First Amendment Effective Date, prior to giving effect to any assignment, purchase or assumption


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under this Section 5 as of such date, the Assignor Lender represents and warrants, as to the assignment effected by the Assignor Lender, that as of the Effective Date: (i) it has 100% of the Commitment under the Credit Agreement; and (ii) that the Assignor Lender is the legal and beneficial owner of the Assigned Interests being assigned by it hereunder and that such Assigned Interests are free and clear of any adverse claim or encumbrance by the Assignor Lender;

     (c) each of the Assignor Lender and each Assignee Lender confirms and agrees with each other as to the assignment effected by the Assignor Lender and to the purchase and assumption effected by such Assignee Lender, as the case may be, as follows: (i) except as set forth in Section 6(b), the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or this Amendment or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other "Loan Document" (as defined in the Credit Agreement), this Amendment or any other Loan Document; (ii) the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Guarantor or the performance or observance by the Company or any Guarantor of any of its obligations under the Credit Agreement, any other "Loan Document" (as defined in the Credit Agreement), this Amendment or any other Loan Document; (iii) each Assignee Lender confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to execute and deliver this Amendment and agrees that it shall have no recourse against, any Agent, the Issuing Bank, the Assignor Lender or any other Lender with respect to any matters relating to the Credit Agreement or this Amendment; and (iv) each Assignee Lender will, independently and without reliance upon any Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents;

     (d) effective as of the First Amendment Effective Date, (i) each Assignee Lender shall be and be deemed a party to the Credit Amendment and, to the extent provided in this Amendment, have the rights and obligations of a Lender hereunder and (ii) the Assignor Lender shall, to the extent provided herein, relinquish its rights and be released from its obligations under the Credit Amendment as to any assignment effected pursuant to this Section 6; and

     (e) from and after the First Amendment Effective Date, the Administrative Agent shall make all payments under this Amendment in respect of the Assigned Interests assigned hereby (including, all payments of principal, interest and commitment fees with respect thereto) to each Assignee Lender as a Lender hereunder.


     SECTION 8 GENERAL.

     8.1 Reaffirmation of Loan Documents. From and after the date hereof, each reference that appears in any other Loan Document to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect, and shall remain in full force and effect.

     8.2 Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     8.3 Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. THIS AMENDMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS WITH RESPECT THERETO.

     8.4 Loan Document. Each of this Amendment and the Consent of Obligors is a Loan Document.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                               FIRST DT HOLDINGS LIMITED


                                               By:  /s/ KENNETH L. SEROTA
                                                  -----------------------
                                                  Title:  Vice President

                                   THE TORONTO-DOMINION BANK, individually, as
                                   Issuing Bank and as Administrative Agent


                                   By:  /s/ ELIZABETH BARRETT HACKEL
                                      --------------------------------
                                      Title: Director

                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   individually, as Managing Agent and as
                                   Documentation Agent


                                   By:  /s/ JEFFREY B. BAKALAR
                                      ---------------------------
                                      Title:  Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION, individually, as Managing Agent and as Syndication Agent


                                   By:  /s/ RUSSELL D. SOLOMON
                                      -----------------------------
                                      Title:  Vice President

                                   BARCLAYS BANK PLC,
                                   individually and as Managing Agent


                                   By:  /s/ FRANK J. SISSINI
                                      ------------------------
                                      Title:  Director

                                                                    Exhibit D to
                                                       First Amendment Agreement


                               ____________, 1996



The Toronto-Dominion Bank
 as Administrative Agent

         Re: Credit Agreement dated as of May 30, 1996, among First DT Holdings Limited, various financial institutions party thereto and The Toronto-Dominion Bank, as Issuing Bank and Administrative Agent

Ladies/Gentlemen:

         Please refer to the following documents: (a) the above referenced Credit Agreement, (the "Credit Agreement"), (b) the Guaranty, dated as of May 30, 1996, to which each of Hollinger International Inc. and TelHoldco Inc. is a party, (c) the Deed of Charge and Memorandum of Deposit dated May 30, 1996 to which DT Holdings Limited is a party, (d) the letter agreement dated May 30, 1996 to which Hollinger International Publishing Inc. is a party, and (e) the First Amendment Agreement (the "First Amendment Agreement"), dated as of August 6, 1996, among First DT Holdings Limited, various financial institutions party thereto and The Toronto-Dominion Bank, as Issuing Bank and Administrative Agent. Capitalized terms which are used in this letter but are not defined herein have the meanings which the Credit Agreement (as amended by the First Amendment Agreement) assigns to those terms.

         The First Amendment Agreement amends the Credit Agreement. As a condition to the effectiveness of the First Amendment Agreement, each of the undersigned is required to deliver this Letter Agreement to the Administrative Agent.

          Each of the undersigned hereby confirms and agrees that (i) each Loan Document to which it is a party is hereby reaffirmed, approved and confirmed in every respect, (ii) each such Loan Document and any agreement, instrument, certificate and document given in connection therewith has been, is and shall remain in full force and effect and (iii) the amendments made pursuant to the First Amendment Agreement shall not impair in any way any of its obligations under any Loan Document to which it is a party.

                                                  Very truly yours,

                                                  HOLLINGER INTERNATIONAL INC.


                                                  By:___________________________
                                                  Title:________________________

                                                  TELHOLDCO INC.

                                                  By:___________________________
                                                  Title:________________________

                                                  DT HOLDINGS LIMITED

                                                  By:___________________________
                                                  Title:________________________

                                                  HOLLINGER INTERNATIONAL
                                                  PUBLISHING INC.

                                                  By:___________________________
                                                  Title:________________________

                                                             EXHIBIT A to
                                                           FIRST AMENDMENT
                                                              AGREEMENT

                                   EXHIBIT B

                                    FORM OF
                             COMPLIANCE CERTIFICATE

To:     The Toronto-Dominion Bank
        as Administrative Agent

     Reference is made to the Credit Agreement, dated as of May ______, 1996 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"), among First DT Holdings Limited (the "Company"), various financial institutions, and The Toronto-Dominion Bank, as Issuing Bank and Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

          I. Report. Enclosed herewith is a copy of the [annual audit/quarterly] report of the Company as at ____________, 19__ (the "Computation Date"), which report fairly presents the financial condition and results of operations of the Company and its Subsidiaries, as of the Computation Date.

          II. Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in Section 10 of the Credit Agreement:

     A.    Section 10.6.1  Asset Coverage Ratio.

     (1) Operating Cash Flow for the preceding four Fiscal Quarters ending on the Computation Date:

     (a)       Consolidated Net Income for the preceding four Fiscal Quarters
ending on the Computation Date:                          L_______

     (b) The consolidated interest expense and other financing costs of the Company and its Subsidiaries deducted in determining Consolidated Net Income
(Loss) for the preceding four Fiscal Quarters ending on the Computation Period:
L_______

     (c) all depreciation and amortization of assets (including goodwill and other intangible assets) of the Company and its Subsidiaries deducted in determining Consolidated Net Income (Loss) for the preceding four Fiscal
Quarters ending on the Computation Date:                          L_______

     (d) all federal, state, local and foreign income taxes (whether paid or deferred) of the Company and its Subsidiaries deducted in determining Consolidated Net Income for the preceding four Fiscal Quarters ending on the Computation Date: L_______

     (e) other non-cash expenses and all extraordinary and non-recurring expenses (including all one-time, non-recurring transaction expenses associated with the Scheme, to the extent such expenses are included in determining Consolidated Net Income (Loss)) deducted in determining Consolidated Net Income
(Loss) for the preceding four Fiscal Quarters ending on the Computation Date:
L_______

     (f)       Item (a) plus Item (b) plus Item (c) plus Item (d) plus Item (e):
L_______

     (2) Dividends received by the Company from either Fairfax or Southam in the preceding four Fiscal Quarters ending on the Computation Date:
L_______

     (3)      Item (1)(f) minus Item (2): L_______

     (4)      Item (3) multiplied by 5.5: L_______

     (5)      Number of Fairfax Shares pledged _______

     (6) The Closing Price of one Fairfax Share as of the most recent trading date (being _________, 1996) on the Australian Stock Exchange: A$_______

     (7)      Market Value of pledged Fairfax Shares (in A$1) (Item (5)
multiplied by Item (6))                              A$_______

     (8)      The Sterling Equivalent of Australian Dollars (Item III.A.):
A$1  =    L_______

     (9) The Sterling Equivalent of the Closing Price of the Pledged Fairfax Shares (Item (7) multiplied by Item (8):
L_______

     (10)     Item (9) multiplied by 0.88:1 L_______

     (11)     Item (4) plus Item (10): L_______

     (12)     Aggregate amount of Funded Debt: L_______

     (13)     Ratio of Item (11) to Item (12): _____ to 1

     (14) Minimum Asset Coverage Ratio required by Section 10.6.1 as of any Computation Date before the Closing Date: 1.25 to 1

     (15) Minimum Asset Coverage Ratio required by Section 10.6.1 as of any Computation Date on or after the Closing Date: 1.5 to 1


__________________________________

1/       Or, if larger, the percentage of Voting Stock of Telegraph pledged by
FDTH and TelHoldco pursuant to the Company Pledge Agreement.

     B.    Section 10.6.2  Interest Coverage Ratio.

     (1) Operating Cash Flow for the Fiscal Quarter ending on the Computation Date:

     (a)     Consolidated Net Income (Loss) for the Fiscal Quarter:
L_______

     (b) the consolidated interest expense and other financing costs of the Company and its Subsidiaries deducted in determining Consolidated Net Income
(Loss) for the Fiscal Quarter:                              L_______

     (c) all depreciation and amortization of assets (including goodwill and other intangible assets) of the Company and its Subsidiaries deducted in determining Consolidated Net Income (Loss) for the Fiscal Quarter:
L_______

     (d) all federal, state, local and foreign income taxes (whether paid or deferred) of the Company and its Subsidiaries deducted in determining Consolidated Net Income for the Fiscal Quarter:
L_______

     (e) other non-cash expenses and all extraordinary and non-recurring expenses (including all one-time, non-recurring transaction expenses associated with the Scheme, to the extent such expenses are included in determining Consolidated Net Income (Loss)) deducted in determining Consolidated Net Income
(Loss) for the Fiscal Quarter:                              L_______

     (f)     Item (a) plus Item (b) plus Item (c) plus Item (d) plus Item (e):
L_______

     (2)      (a) Most recently received Fairfax                   A$_____
Dividend

     (b) Sterling Equivalent on _______, 199__ [date dividend received] A$1 = L_____

     (c)     Item (2)(a) multiplied by (2)(b)      L_____

     (d) One-half of the most recently received Fairfax dividend (regardless of whether such dividend was received during the Fiscal Quarter) Item (2) (c)
multiplied by .50:                                        L_______

     (3)      Item (1)(f) plus (minus)2/ Item (2):      L_______

     (4)      Total Interest Expense for the Fiscal Quarter:

     (a) the consolidated interest expense and commitment fees3/ of the Company and its Subsidiaries for such period accrued on Funded Debt for the
Fiscal Quarter:                                     L_______


__________________________________

2/ Item (2)(d) should be subtracted from Item (1)(f) in any Fiscal Quarter in which a Fairfax Dividend is received and added in any Fiscal Quarter in which no Fairfax Dividend is received.

3/ For the purpose of calculating consolidated interest expense and commitment fees for any Fiscal Quarter or portion thereof ending on or before the date the initial loans are made under the Credit Agreement (the "Pre-Funding Period"), Funded Debt shall be determined by assuming that the Existing Debt Facilities had been repaid and Loans in an amount equal to the Commitment had been outstanding for the entire Pre-Funding Period which Loans accrued interest at a rate per annum equal to LIBOR (Reserve Adjusted) as of the date of the calculation plus the Applicable Margin.

     (b) amounts paid by Telegraph with respect to Redeemable Capital Stock issued by West Ferry Printers Limited:
L_______

     (c)     Item (a) plus item (b): L_______


     (5)      Permitted Payments made pursuant to Section 10.9(b)(i): L_______

     (6)      Item (4)(c) plus Item (5): L_______

     (7)      Ratio of item (3) to item (6): ____   to 1

     (8) Minimum Interest Coverage Ratio required by Section 10.6.2 for the Fiscal Quarter ending on the Computation Date: 1.5 to 1


     C.    Section 10.7  Limitations on Debt.

     (1) Debt of FDTH under the FDTH/Holdco Subordinated Note at the end of the Fiscal Quarter ending on the Computation Date:
L_______

- -----------------

3/ (...continued)
   Facilities had been repaid and Loans in an amount equal to the Commitment had been outstanding for the entire Pre-Funding Period which Loans accrued interest at a rate per annum equal to LIBOR (Reserve Adjusted) as of the date of the calculation plus the Applicable Margin.

     (2) Maximum Debt of FDTH under the FDTH/Holdco Subordinated Note permitted by Section 10.7 at the end of the Fiscal Quarter ending on the Computation Date: [US$________]4/


     D.    Section 10.9  Restricted Subordinated Payments

     (1)      Restricted Payments:

     (a)  (i)           regular quarterly dividends payable on the Series 1
DTH Preference Shares (in Cdn $): Cdn$________

          (ii) quarterly dividends payable on the Series 1 DTH Preference Shares attributable to ACT Cdn$________

          (iii)    Item (a) plus Item (b)  Cdn$________

          (iv) The Sterling Equivalent of Canadian Dollars on _____, 19__ [the date the dividend was paid] (Item III.B.)
     Cdn $1 = L_______

          (v) The Sterling Equivalent of such preferred dividends (Item (a)(iii) multiplied by Item (a)(iv) L______

     (b)  (i)           regular quarterly dividends payable on the Series 2
DTH Preference Shares (in U.S. $):                        US$________

          (ii) quarterly dividends payable on the Series 2 DTH Preference Shares attributable to ACT US$________

          (iii)    Item (a) plus Item (b)      US$________


__________________________________

4/       To be completed.

          (iv) The Sterling Equivalent of US Dollars on _____, 19__ [the date the dividend was paid] (Item III.B.) US $1 = L_______

          (v) The Sterling Equivalent of such preferred dividends (Item (b)(iii) multiplied by Item (b)(iv) L______

  (c)     (i)           regular quarterly dividends payable on the
     Series A FDTH Preference Shares (in Cdn $): Cdn$________

          (ii) quarterly dividends payable on the Series A FDTH Preference Shares attributable to ACT Cdn$________

          (iii)    Item (a) plus Item (b)  Cdn$________


          (iv) The Sterling Equivalent of Canadian Dollars on _____, 19__ [the date the dividend was paid] (Item III.B.) Cdn $1 = L_______

          (v) The Sterling Equivalent of such preferred dividends (Item (c)(iii) multiplied by Item (c)(iv) L______

  (d)     (i)           regular quarterly dividends payable on the
     Series B FDTH Preference Shares (in Cdn $): Cdn$________

          (ii) quarterly dividends payable on the Series B FDTH Preference Shares attributable to ACT Cdn$________

          (iii)    Item (a) plus Item (b)  Cdn$________

          (iv) The Sterling Equivalent of Canadian Dollars on _____, 19__ [the date the dividend was paid] (Item III.B.) Cdn $1 = L_______

          (v) The Sterling Equivalent of such preferred dividends (Item (d)(iii) multiplied by Item (d)(iv) L______

     (e)     Total Dividends paid on DTH and FDTH Shares (Item (a)(v) plus Item
(b)(v) plus Item (c)(v) plus Item (d)(v)) L______

     (2)      Interest/Restricted Payment Coverage Ratio:

     (a)     Operating Cash Flow (Item B.(3)):
L_______

     (b)     Total Interest Expense (Item B.(4)(c)):
L_______

     (c)     Permitted Payments made pursuant to Section 10.9(b)(i):   L_______

     (d)     Permitted Payments made pursuant to Section 10.9 (b)(ii):
L_______

     (e)     Restricted Payments made pursuant to Section 10.9 (a)(1) (Item
(1)(a)):                             L_______

     (f)     Item (b) plus Item (c) plus Item (d) plus Item (e):
L_______

     (g)     Ratio of Item (a) to Item (f): _______ to 1

     (h)     Minimum Interest/ Restricted Payment Coverage Ratio required by
Section 10.9(a)(1)(c): 1.0 to 1

     E.    Section 10.9 Management Fees, Additional Dividends, Interest.

     (1)      Management Fees paid during the Fiscal Quarter:   L_______

     (2)      Dividends paid during the Fiscal Quarter pursuant to Section
10.9(a)(2):   L_______

     (3)      Interest on the FDTH/Holdco Subordinated Note paid during the
Fiscal Quarter pursuant to Section 10.9(a)(2):   L_______

     (4)      Item (1) plus Item (2) plus Item (3):   L_______

     (5)      Amount permitted to be paid [INSERT ITEM (E.(8) FROM PRIOR
COMPLIANCE CERTIFICATE]                             L_______

     (6)      Excess Cash Flow:

     (a)     Operating Cash Flow (Item B.(3)):
L_______

     (b)     Total Interest Expense (Item B.(4)(c)):
L_______

     (c)     Scheduled principal payments on Funded Debt for such Fiscal
Quarter:      L_______

     (d)     All federal, state, local and foreign income taxes of the Company
and its Subsidiaries paid during the Fiscal Quarter:      L_______

     (e) Restricted Payments and Permitted Payments paid during the Fiscal Quarter (Item D. (2)(c) plus Item D.(2) (d) plus Item D.(2)(e)):
L_______

     (f)     Capital Expenditures during the Fiscal Quarter:      L_______

     (g)     The sum of Items (b) through (f):  L_______

     (h)     Item (a) minus Item (g):
L_______

     (7)      Sterling Equivalent of $3,750,000:           L_______

     (8)      The lesser of Item (6)(h) and Item (7):
L_______


          III. Currency Conversion Rates. The Company hereby certifies that, as of the date of this certificate:

     A.    The Sterling Equivalent of Australian Dollars is:       A$1 =
L_______

     B.    The Sterling Equivalent of Canadian Dollars is:       Cdn$1 =
L_______

     C.    The Sterling Equivalent of US Dollars is:              US$1 =
L_______


          IV. Defaults. The Company hereby further certifies and warrants to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this _____ day of __________, 19__.

                                        FIRST DT HOLDINGS LIMITED

                                        By_____________________________

                                        Name__________________________

                                        Title_________________________